                                                                  EXHIBIT 99.a34

                    AMERICAN CENTURY CAPITAL PORTFOLIOS, INC.

                             ARTICLES SUPPLEMENTARY

     AMERICAN CENTURY CAPITAL PORTFOLIOS, INC., a Maryland corporation whose principal Maryland office is located in Baltimore, Maryland (the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland
that:

     FIRST: The Corporation is registered as an open-end company under the
Investment Company Act of 1940.

     SECOND: Pursuant to authority expressly vested in the Board of Directors by
Article FIFTH and Article SEVENTH of the Articles of Incorporation of the
Corporation, the Board of Directors of the Corporation has (i) established two new series of shares titled NT Large Company Value Fund and NT Mid Cap Value
Fund and (ii) increased in some cases and decreased in some cases the number of shares of capital stock of certain series that the Corporation has authority to issue in accordance with Section 2-105(c) of the Maryland General Corporation
Law (the "Reallocation").

     THIRD: Immediately prior to the Reallocation the Corporation had the authority to issue Five Billion (5,000,000,000) shares of capital stock.
Following the Reallocation, the Corporation has the authority to issue Five
Billion (5,000,000,000) shares of capital stock.

     FOURTH: The par value of shares of the Corporation's capital stock before the Reallocation was, and after the Reallocation is, One Cent ($0.01) per share.

     FIFTH: Immediately prior to the Reallocation, the aggregate par value of all shares of stock that the Corporation was authorized to issue was Fifty
Million Dollars ($50,000,000). After giving effect to the Reallocation, the aggregate par value of all shares of stock that the Corporation is authorized to issue is Fifty Million Dollars ($50,000,000).

     SIXTH: Immediately prior to the Reallocation, the seven (7) Series of stock of the Corporation and the number of shares and aggregate par value of each was as follows:

         SERIES                        NUMBER OF SHARES      AGGREGATE PAR VALUE
         ------                        ----------------      -------------------

        Equity Income Fund               1,465,000,000        $  14,650,000
        Value Fund                       1,230,000,000           12,300,000
        Real Estate Fund                   110,000,000            1,100,000
        Small Cap Value Fund               675,000,000            6,750,000
        Equity Index Fund                  750,000,000            7,500,000
        Large Company Value Fund           715,000,000            7,150,000
        Mid Cap Value Fund                  55,000,000              550,000
        Large Company Value Fund           715,000,000            7,150,000

The par value of each share of stock in each Series is One Cent ($0.01) per share.

     SEVENTH: Immediately prior to the Reallocation, the number of shares and aggregate par value of each allocated among the Classes of shares is as follows:

                                                 NUMBER OF
                                                  SHARES               AGGREGATE
  SERIES NAME             CLASS NAME             ALLOCATED             PAR VALUE
  -----------             ----------             ---------             ---------

Equity Income Fund        Investor            1,000,000,000          $10,000,000
                          Institutional         125,000,000            1,250,000
                          R                      10,000,000              100,000
                          Advisor               300,000,000            3,000,000
                          C                      30,000,000              300,000

Value Fund                Investor              900,000,000           $9,000,000
                          Institutional         100,000,000            1,000,000
                          R                      10,000,000              100,000
                          Advisor               150,000,000            1,500,000
                          C                      10,000,000              100,000
                          A                      50,000,000              500,000
                          B                      10,000,000              100,000

Real Estate Fund          Investor               70,000,000             $700,000
                          Institutional          20,000,000              200,000
                          Advisor                20,000,000              200,000

Small Cap Value Fund      Investor              400,000,000           $4,000,000
                          Institutional         100,000,000            1,000,000
                          R                      10,000,000              100,000
                          Advisor               160,000,000            1,600,000
                          C                       5,000,000               50,000

Equity Index Fund         Investor              200,000,000           $2,000,000
                          Institutional         550,000,000            5,500,000

Mid Cap Value Fund        Investor               40,000,000           $  400,000
                          Institutional           5,000,000               50,000
                          Advisor                 5,000,000               50,000
                          R                       5,000,000               50,000

Large Company Value Fund  Investor              300,000,000           $3,000,000
                          Institutional         200,000,000            2,000,000
                          Advisor                75,000,000              750,000
                          C                      20,000,000              200,000
                          R                      10,000,000              100,000
                          A                     100,000,000            1,000,000
                          B                      10,000,000              100,000

                                       2

     EIGHTH: Pursuant to authority expressly vested in the Board of Directors by
Article FIFTH and Article SEVENTH of the Articles of Incorporation of the
Corporation, the Board of Directors of the Corporation has allocated Five
Billion (5,000,000,000) shares of the Five Billion (5,000,000,000) shares of authorized capital stock of the Corporation among the seven (7) Series of stock of the Corporation as follows:

         SERIES                         NUMBER OF SHARES     AGGREGATE PAR VALUE
         ------                         ----------------     -------------------

        Equity Income Fund               1,825,000,000        $  18,250,000
        Value Fund                         955,000,000            9,550,000
        Real Estate Fund                   120,000,000            1,200,000
        Small Cap Value Fund               540,000,000            5,400,000
        Equity Index Fund                  500,000,000            5,000,000
        Mid Cap Value Fund                  45,000,000              450,000
        Large Company Value Fund           815,000,000            8,150,000
        NT Large Company Value Fund        100,000,000            1,000,000
        NT Mid Cap Value Fund              100,000,000            1,000,000

     NINTH: Pursuant to authority expressly vested in the Board of Directors by
Article FIFTH and Article SEVENTH of the Articles of Incorporation, the Board of
Directors of the Corporation (a) has duly established classes of shares (each hereinafter referred to as a "Class") for the Series of the capital stock of the
Corporation and (b) has allocated the shares designated to the Series in Article
EIGHTH above among the Classes of shares. As a result of the action taken by the
Board of Directors, the Classes of shares of the seven (7) Series of stock of the Corporation and the number of shares and aggregate par value of each is as follows:

                                                 NUMBER OF
                                                  SHARES               AGGREGATE
  SERIES NAME             CLASS NAME             ALLOCATED             PAR VALUE
  -----------             ----------             ---------             ---------

Equity Income Fund        Investor            1,360,000,000          $13,600,000
                          Institutional         125,000,000            1,250,000
                          R                      10,000,000              100,000
                          Advisor               300,000,000            3,000,000
                          C                      30,000,000              300,000

Value Fund                Investor              700,000,000           $7,000,000
                          Institutional         100,000,000            1,000,000
                          R                       5,000,000               50,000
                          Advisor               100,000,000            1,000,000
                          C                      10,000,000              100,000
                          A                      30,000,000              300,000
                          B                      10,000,000              100,000

Real Estate Fund          Investor               70,000,000             $700,000
                          Institutional          20,000,000              200,000
                          Advisor                30,000,000              300,000

                                       3

                                                 NUMBER OF
                                                  SHARES               AGGREGATE
  SERIES NAME             CLASS NAME             ALLOCATED             PAR VALUE
  -----------             ----------             ---------             ---------

Small Cap Value Fund      Investor              300,000,000           $3,000,000
                          Institutional         100,000,000            1,000,000
                          R                      10,000,000              100,000
                          Advisor               125,000,000            1,250,000
                          C                       5,000,000               50,000

Equity Index Fund         Investor              100,000,000           $1,000,000
                          Institutional         400,000,000            4,000,000

Mid Cap Value Fund        Investor               30,000,000           $  300,000
                          Institutional           5,000,000               50,000
                          Advisor                 5,000,000               50,000
                          R                       5,000,000               50,000

Large Company Value Fund  Investor              350,000,000           $3,500,000
                          Institutional         200,000,000            2,000,000
                          Advisor                75,000,000              750,000
                          C                      20,000,000              200,000
                          R                      10,000,000              100,000
                          A                     150,000,000            1,500,000
                          B                      10,000,000              100,000

NT Large Company Value    Institutional         100,000,000           $1,000,000
Fund

NT Mid Cap Value Fund     Institutional         100,000,000           $1,000,000

     TENTH: Except as otherwise provided by the express provisions of these
Articles Supplementary, nothing herein shall limit, by inference or otherwise, the discretionary right of the Board of Directors to serialize, classify or reclassify and issue any unissued shares of any Series or Class or any unissued shares that have not been allocated to a Series or Class, and to fix or alter all terms thereof, to the full extent provided by the Articles of Incorporation of the Corporation.

     ELEVENTH: A description of the series and classes of shares, including the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions for redemption is set forth in the Articles of Incorporation of the Corporation and
is not changed by these Articles Supplementary, except with respect to the creation and/or designation of the various Series.

     TWELFTH: The Board of Directors of the Corporation duly adopted resolutions dividing into Series and Classes the authorized capital stock of the Corporation and allocating shares to each as set forth in these Articles Supplementary.

                                       4

     IN WITNESS WHEREOF, AMERICAN CENTURY CAPITAL PORTFOLIOS, INC. has caused these Articles Supplementary to be signed and acknowledged in its name and on its behalf by its Vice President and attested to by its Assistant Secretary on this 15th day of March, 2006.

ATTEST:                             AMERICAN CENTURY CAPITAL PORTFOLIOS, INC.

/s/ Otis H. Cowan                   /s/ David H. Reinmiller
------------------------------      -----------------------------------------
Name:  Otis H. Cowan                Name:   David H. Reinmiller
Title: Assistant Secretary          Title:  Vice President

     THE UNDERSIGNED Vice President of AMERICAN CENTURY CAPITAL PORTFOLIOS,
INC., who executed on behalf of said Corporation the foregoing Articles
Supplementary to the Charter, of which this certificate is made a part, hereby acknowledges, in the name of and on behalf of said Corporation, the foregoing
Articles Supplementary to the Charter to be the corporate act of said
Corporation, and further certifies that, to the best of his knowledge, information and belief, the matters and facts set forth therein with respect to the approval thereof are true in all material respects under the penalties of perjury.

Dated:  March 15, 2006

                                    /s/ David H. Reinmiller
                                    --------------------------------------------
                                    David H. Reinmiller, Vice President

                                       5